Exhibit (14)(b)




             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED
                            PUBLIC ACCOUNTING FIRM
             ----------------------------------------------------


We consent to the references to our firm under the captions "Financial Highlights" and "Other Service Providers" in the combined Prospectus/Proxy Statement and the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14)(No. 333-124369) of the Gabelli Woodland Small Cap Value Fund, a series of Gabelli Equity Series Funds, Inc., of our report dated November 12, 2004, included in the 2004 Annual Report to shareholders.

                                                 /s/ Ernst & Young LLP

New York, New York
May 26, 2005